UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 1, 2009

                          EMERGING MEDIA HOLDINGS, INC.
                          -----------------------------

             (Exact Name of Registrant as Specified in Its Charter)

        000-52408                    13-1026995                   Nevada
        ---------                    ----------                   ------
 (Commission File Number)          (IRS Employer              (State or Other
                                Identification No.)           Jurisdiction of
                                                               Incorporation)

                      1809 East Broadway Street, Suite 175
                              Ovieda, Florida 32765
     -----------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (806) 688-9697
     -----------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 1, 2009, Emerging Media Holdings, Inc. ("we", "us", "EMH" or the "Company") closed an acquisition of 60% of the outstanding shares of SC Genesis International S.A., a joint stock company incorporated under the laws of Romania ("Genesis"), pursuant to a Share Purchase Agreement (the "Agreement"), executed as of June 10, 2009, by and between the Company and Genesis. The consideration paid by the Company for the acquisition of Genesis was $4,800,000 paid to the holder of a majority of the outstanding shares of Genesis, IPA International Project Agency Establishment, a corporation organized under the laws of Liechtenstein.


FOR THE FULL TERMS OF THE AGREEMENT, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS EXHIBIT 10.4 TO THIS REPORT.



ITEM 7.01.        Regulation FD Disclosure.


Summary Business Description of Genesis International SA

Genesis was founded with private capital as a joint stock company under the laws of Romania in 1994 and has, as its principal business, the construction of roads and highways. Other secondary activities include surface and underground railway construction, other special construction projects, relocation services and merchandise transportation. Genesis has approximately 120 employees.

Genesis' principal offices are located at 192 Calea, 13 Septembrie 192 Street, District 5, Bucharest, Romania. The Company does not own any land or buildings, all locations used for carrying out its business activities being rented.

Genesis has focused on the introduction of some modern technologies to the Romanian market. For example, Genesis has built road structures by hot recycling of the deteriorated asphaltic covers and the cold spreading of slurry-seal for the rehabilitation of the road surfaces.

The main project to be completed in the near future is Bucharest south ring road, which is planned to be finished by 2011. Other current works relate to rehabilitation and modernization of national and county roads as well as their maintenance.

The Company's market is projected to grow, due to the need to both improve the existing infrastructure and extend the road system, supported by the fact that Romania will receive, until 2013, structural funds dedicated to the transport infrastructure.

At this time, the road construction market in Romania is dominated by a relatively small number of companies that have the proficiency and experience to win important construction bids.

The most significant equipment owned or leased by Genesis are its asphalt spreading plant and four asphalt mixing plants. Equipment consists of an ultramodern ERMONT asphalt plant, a cold asphalt MX30 plant, three asphalt recycling installations Marini type (ART), three Breining installations of slurry-seal spreading, seven asphalt repartitions (Vogele, Dynapac, ABG, Marini), Bitelli priming installations, seven asphalt drillers (Wirtgen, Marini), six compaction rollers (Bomag, Dynpac, Bitelli, Simeza, Stavostroj), excavators, tipping lorries, vehicles for transporting workers. Genesis also owns a plant which produces asphaltic emulsion - England production, and a specialty lab, MLPAT accredited.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

 Exhibit No.            Description


    10.4 Share Purchase Agreement dated June 10, 2009, between the Company and IPA International Project Agency Establishment.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EMERGING MEDIA HOLDINGS, INC.


                                    By:    /s/  Iurie Bordian
                                           ------------------
                                    Name:  Iurie Bordian
                                    Title: President and Chief Executive Officer




Date: November 4, 2009